UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2022

TIVIC HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41052	81-4016391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25821 Industrial Blvd., Suite 100

Hayward, CA 94545

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 276-6888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2022, Tivic Health Systems, Inc., a Delaware corporation (the “Company”), entered into a Manufacturing Agreement (the “Agreement”), with Microart Services Inc. (“Microart”). Pursuant to the Agreement, Microart will manufacture, on a non-exclusive basis, certain components and sub-assemblies (collectively, “Products”) of the Company’s current and future products. During the term of the Agreement, the Company shall order Products from Microart by issuing purchase orders, and Microart shall manufacture and supply Products to the Company in the quantities specified in the applicable purchase orders and in accordance with the Company’s specifications. Subject to certain exceptions, Microart will charge the Company a fixed price for every Product purchased, which fixed price may only be changed by Microart once per each cumulative twelve-month period, and in each case, any increase shall not exceed an amount specified in the Agreement.

The Agreement has a three-year initial term, with automatic annual renewals until terminated by one of the parties in accordance with the terms of the Agreement. The Agreement may be terminated as follows: (i) at any time upon mutual agreement of the parties; (ii) by either party at the end of the initial three-year term or any subsequent annual renewal term upon written notice received by the other party not less than 60 calendar days prior to the expiration of the relevant term; (iii) by either party upon 30 calendar days written notice to the other party following a material breach of the agreement if the breaching party fails to cure such breach in a reasonable period of time; or (iv) by either party upon the other party seeking an order for relief under bankruptcy laws, a composition with or assignment for the benefit of creditors, or the dissolution or liquidation.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of such Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Manufacturing Agreement, dated October 21, 2022, by and between Tivic Health Systems, Inc. and Microart Services Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2022

TIVIC HEALTH SYSTEMS, INC.

By:	/s/ Veronica Cai
Name:	Veronica Cai
Title:	Chief Financial Officer